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EXHIBIT 21 - LIST OF SUBSIDIARIES OF THE BISYS GROUP, INC.

1.  BISYS Document Processing, Inc., a Delaware corporation.

2.  BISYS, Inc., a Delaware corporation.

3.  BISYS Qualified Plan Services, Inc., a Delaware corporation.

4.  BISYS Research Services, Inc., a Delaware corporation.

5.  BISYS Fund Services, Inc., a Delaware corporation ("Fund Serv ices").

    (a) WC Subsidiary Corp., a Delaware corporation (a subsidiary of Fund Services).

    (b) BISYS Fund Services Ohio, Inc., an Ohio corporation (a subsidiary of Fund Services).

    (c) BISYS Fund Services L.P., an Ohio limited partnership (Fund Services is the sole general partner).

6.  BISYS/STDS, Inc., a Georgia corporation.

7.  CHS Insurance Services, Inc., a Delaware corporation.

8.  The One Group Services Company, a Delaware corporation.

9.  Document Solutions, Inc., a Delaware corporation.

10.  Concord Holding Corporation, a Delaware corporation ("Concord").

    (a) BNY Hamilton Distributors, Inc., a Delaware corporation (a subsidiary of Concord).

    (b) Concord Discount Brokerage, Inc., a New York corporation (a subsidiary of Concord).

    (c) Concord Financial Services, Inc., a Delaware corporation (a subsidiary of Concord).

    (d) Concord Financial Group, Inc., a Delaware corporation (a subsidiary of Concord).

    (e) BISYS Fund Services (Ireland) Limited, an Ireland corporation (a subsidiary of Concord).

    (f) Emerald Asset Management, Inc., a Florida corporation (a subsidiary of Concord).

    (g)  Infinity Advisers, Inc., a Delaware corporation (a subsidiary of
         Concord).

    (h) Pilot Fund Distributors, Inc., a Delaware corporation (a subsidiary of Concord).

    (i) The 231 Broker-Dealer Services, Inc., a Delaware corporation (a subsidiary of Concord).

    (j)  UST Distributors, Inc., a Delaware corporation (a subsidiary of
         Concord).

    (k) Victory Broker-Dealer Services, Inc., a Delaware corporation (a subsidiary of Concord).

    (l) Vista Fund Distributors, Inc., a Delaware corporation (a subsidiary of Concord).

    (m) Concord (Cayman Islands) Limited, a Cayman Islands corporation (a subsidiary of Concord).

11.  T.U.G., Inc., a Pennsylvania corporation.

12.  BISYS Creative Solutions, Inc., a Delaware corporation.

13.  ASO Services Co., Inc., a Delaware corporation.